Exhibit 1

THE BANK OF NEW YORK COMPANY, INC.

US$1,000,000,000

Senior Medium-Term Notes Series G

Senior Subordinated Medium-Term Notes Series H

US$1,000,000,000

Senior Medium-Term Notes Series H

Senior Subordinated Medium-Term Notes Series I

DISTRIBUTION AGREEMENT

June 15, 2006

To each institution listed on Schedule I hereto

Ladies and Gentlemen:

The Bank of New York Company, Inc., a New York corporation (the “Company”), confirms its agreement with each institution listed on Schedule I hereto and any institution appointed as an agent pursuant to Section 17 hereof (each, an “Agent” and, collectively, the “Agents”) with respect to the issue and sale by the Company from time to time of (i) its Senior Medium-Term Notes Series G and its Senior Subordinated Medium-Term Notes Series H under the Company’s medium-term notes program (the “MTN Program”) and (ii) its Senior Medium-Term Notes Series H and its Senior Subordinated Medium-Term Notes Series I under the Company’s CoreNotes® Program (the “CoreNotes® Program” and, together with the MTN Program, the “Programs”). For purposes of this Agreement (i) the Company’s Senior Medium-Term Notes Series G and Senior Medium-Term Notes Series H will be referred to as the “Senior Notes,” (ii) the Company’s Senior Subordinated Medium-Term Notes Series H and Senior Subordinated Medium-Term Notes Series I will be referred to as the “Senior Subordinated Notes” and (iii) the Senior Notes and the Senior Subordinated Notes will be collectively referred to as the “Notes.”

The Senior Notes are to be issued pursuant to an indenture dated as of July 18, 1991, as it may be supplemented from time to time (the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Senior Trustee”). The Senior Subordinated Notes are to be issued pursuant to an indenture dated as of October 1, 1993, as it may be supplemented from time to time (the “Senior

“CoreNotes®” is a registered service mark of Merrill Lynch & Co., Inc.

Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and J.P. Morgan Trust Company, National Association (successor by merger to Chase Manhattan Trust Company, National Association), as trustee (the “Senior Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”).

As of the date hereof, the Company has authorized the issuance and sale of up to an aggregate initial offering price not to exceed U.S. $1,000,000,000 (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies as the Company shall designate at the time of issuance) of Notes under the MTN Program and up to an aggregate initial offering price not to exceed US$1,000,000,000 of Notes under the CoreNotes® Program, in each case, to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and any Agent or Agents) to such Agent or Agents as principal for resale to purchasers.

The Company has filed with the Securities and Exchange Commission (the “SEC”) (A) an automatic shelf registration statement (as defined in Rule 405 (“Rule 405”) of the rules and regulations of the SEC (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”)) on Form S-3 (Nos. 333-134738, 333-134738-01, 333-134738-02, 333-134738-03, 333-134738-04 and 333-134738-05) for the registration of, among other securities, debt securities, including the Notes, under the 1933 Act, and the offering thereof from time to time in accordance with Rule 415 of the 1933 Act Regulations, (B) the current related prospectus covering, among other securities, the Notes to be offered under the Programs (the “Base Prospectus”), (C) the current prospectus supplement to the Base Prospectus covering the Notes offered under the MTN Program (the “MTN Prospectus Supplement” and, together with the Base Prospectus, the “MTN Prospectus”), and (D) the current prospectus supplement to the Base Prospectus covering the Notes offered under the CoreNotes® Program (the “CoreNotes® Prospectus Supplement” and, together with the Base Prospectus, the “CoreNotes® Prospectus”). Such registration statement became effective upon filing pursuant to Rule 462(e) of the 1933 Act Regulations and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The Company has filed such post-effective amendments thereto as may be required prior to the acceptance by the Company of an offer for the purchase of any Notes, and each such post-effective amendment became effective on filing. Such registration statement, at any relevant time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations at such time is referred to herein as the “Registration Statement”. If the Company files any further registration statement for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit, then, after such filing, all references to the “Registration Statement” shall be deemed to refer to such further registration statement. With respect to the offering of Notes under the MTN Program, the MTN Prospectus, and with respect to the offering of Notes under the

CoreNotes® Program, the CoreNotes® Prospectus, in each case including all applicable amendments or supplements thereto and the pricing supplement relating to the offering of any applicable tranche of Notes under each Program (each, a “Pricing Supplement”), in the form first furnished to the applicable Agent(s) for use in connection with the offering of such Notes, are referred to herein as the “Prospectus”. The term “preliminary prospectus” means any prospectus, any prospectus supplement and/or pricing supplement used before the acceptance by the Company of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations. All references to the Registration Statement, the MTN Prospectus, the CoreNotes® Prospectus, any preliminary prospectus, and the Prospectus shall also be deemed to include all documents incorporated or deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any preliminary prospectus, or to any amendment or supplement thereto, shall be deemed to include any copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “disclosed”, “contained”, “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Prospectus or such preliminary prospectus, as the case may be. The terms “amend”, “amendment” or “supplement” as used herein with respect to the Registration Statement, the MTN Prospectus, the CoreNotes® Prospectus, the Prospectus or any preliminary prospectus shall be deemed to include all documents subsequently filed with the SEC pursuant to the 1933 Act or the Securities Exchange Act of 1934, as amended (“1934 Act”), that are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the MTN Prospectus, the CoreNotes® Prospectus, the Prospectus or such preliminary prospectus, as the case may be.

SECTION 1. Appointment as Agents.

(a) Appointment of Agents. Subject to the terms and conditions stated herein, the Company hereby appoints the Agents as its agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, whenever the Company determines to sell Notes directly to the Agents as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. The Agents are authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes. The Company may also sell Notes directly to investors on its own behalf. Subject to the next sentence, the Company may offer and sell Notes to or through agents that are not a party to this Agreement and may enter into agreements similar to this Agreement with other parties; provided, however, that with respect to transactions in which the sales of Notes will be targeted to retail or institutional purchasers under the MTN Program, the Company may enter into arrangements with other agent(s) not a party to this Agreement provided that such agent(s) enter into an agreement with terms substantially identical to those contained herein. The Company agrees that it hereby appoints only Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “CoreNotes® Agent”) to act exclusively on its behalf or to assist the Company in connection with transactions in which the sale of Notes will be targeted to retail purchasers solely under the CoreNotes® Program and sold in connection with the CoreNotes® website (www.corenotes.ml.com). For purposes of this Agreement, all references to any Agent shall be deemed to include the CoreNotes® Agent, unless the context otherwise requires.

(b) Best Efforts Solicitations; Rights to Reject Offers. Upon receipt of instructions from the Company, the Agents will use their reasonable best efforts to solicit purchases of such principal amount of the Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount that shall be authorized by the Company from time to time. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement, any further registration statement relating to the Notes or otherwise. The Agents will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by each Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent’s agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

(c) Solicitations as Agent; Purchases as Principal. If agreed upon between an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. The Agents shall not have any liability to the Company in the event any such purchase is not consummated for any reason. The Agent shall not have any obligation to purchase Notes from the Company as principal, but each Agent may agree from time to time to purchase Notes as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

(d) Reliance. The Company and the Agents agree that any Notes the placement of which an Agent arranges shall be placed by such Agent, and any Notes purchased by an Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. Representations and Warranties.

(a) The Company represents and warrants to the Agents as of the date hereof, as of the time of each acceptance by the Company of an offer for the purchase of Notes (through an Agent as agent) or as of the time set forth in a Terms Agreement (if the Notes are being purchased by an Agent as principal) (each such time being an “Applicable Time”), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a “Settlement Date”), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (in each case, a “Representation Date”) as follows:

(i) Due Incorporation. Each of the Company and The Bank of New York (the “Bank”) has been duly organized and is validly existing as a corporation or banking corporation, as the case may be, and is an existing corporation or banking corporation, as the case may be, in good standing under the laws of the State of New York.

(ii) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Notes in reliance on the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer”, as defined in Rule 405, including not having been and not being an “ineligible issuer”, as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; and the Company has not received from the SEC any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Registration Statement has been filed with the SEC not earlier than three years prior to the applicable Representation Date. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or proceedings or examinations pursuant to Sections 8(d), 8(e) or 8A of the 1933 Act against the Company or related to the offering of the Notes or the Registration Statement have been instituted or are pending or, to the knowledge of the Company, are threatened by the SEC, and any request on the part of the SEC for additional information with respect to the Registration Statement has been complied with. The Indentures have been duly qualified under the 1939 Act. No order preventing or suspending the use of any preliminary prospectus has been issued by the SEC. The Registration Statement, as of the date that any part thereof has become, or is deemed to have become, effective under the 1933 Act Regulations complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the SEC under the 1939 Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus and the Prospectus deemed to be a part of or included in the Registration Statement, or filed pursuant to Rule 424 of the 1933 Act Regulations, complied at such time in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Any filing of the Prospectus and any supplements thereto required pursuant to Rule 424 of the 1933 Act Regulations will be made in the manner and within the time period required by Rule 424 of the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the applicable Agent(s) for use in connection with the offering of Notes are identical to any electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the date of this Agreement and at each other Representation Date, neither the MTN Prospectus or the CoreNotes® Prospectus nor any amendment or supplement thereto included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any offer that is a written communication relating to the Notes made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the SEC in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

As of the Applicable Time with respect to the offering of any applicable tranche of Notes, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) as amended or supplemented immediately prior to the Applicable Time and the applicable Final Term Sheet (as defined in Section 4(b) hereof), if any, relating to the offering of such Notes, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection (ii) and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the SEC by the Company, (ii) is a “road show” that constitutes a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the SEC, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means (i) with respect to the MTN Program, the MTN Prospectus and any preliminary pricing supplement relating to the Notes of a particular tranche and (ii) with respect to the CoreNotes® Program, the CoreNotes® Prospectus and the Pricing Supplement relating to the Notes of a particular tranche.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Agents as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) any statements in or omissions from the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Agent expressly for use in the Registration Statement, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, or the Prospectus (it being agreed that, for purposes of this subsection (ii) and Section 8 hereof, the only information so furnished by any Agent as of the date hereof consists of (x) the last two sentences of the fifth paragraph and the entire seventh paragraph under “Plan of Distribution of Medium-Term Notes” in the MTN Prospectus Supplement and (y) the last two sentences of the sixth paragraph and the entire seventh paragraph under “Plan of Distribution” in the CoreNotes® Prospectus Supplement or (ii) to that part of the Registration Statement that shall constitute the Statement of Eligibility under the 1939 Act (the “Form T-l”) of the Trustees.

(iv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package or the Prospectus, at the time they were or hereafter are filed with the SEC, conformed and will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the General Disclosure Package and the Prospectus, as applicable, (a) at the date that any part of the Registration Statement has become, or is deemed to have become, effective under the 1933 Act Regulations, (b) at the time the General Disclosure Package and the Prospectus, as applicable, were first used, (c) at the date hereof and (d) at each other Representation Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(v) Material Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the credit-worthiness of the Company and its subsidiaries on a consolidated basis, other than as set forth or contemplated therein.

(vi) No Defaults; Regulatory Approvals. The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indentures, this Agreement and each applicable Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, contract, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except as would not result in a material adverse change in the financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise or adversely affect the compliance by the Company with its obligations under this Agreement, the Indentures or the Notes or the validity of the Notes, nor will such action result in any violation by the Company of the provisions of the Certificate of Incorporation, as amended, or By-Laws of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties, and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement or any Terms Agreement or the Indentures, except such as may be required under the 1933 Act, the 1939 Act and the 1933 Act Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Agents.

(vii) Authorization and Validity. The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture under which it is to be issued against payment of the consideration therefor specified herein, the Notes will constitute valid and legally binding obligations of the Company entitled to the benefits provided by such Indenture; this Agreement has been duly authorized, executed and delivered by the Company; each Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indentures conform and the Notes of any particular tranche will conform to the descriptions thereof in the General Disclosure Package and the Prospectus.

(viii) Capitalization. All of the issued shares of capital stock of the Bank have been duly and validly authorized and issued, are fully paid and non-assessable (except as provided in Article III of the Banking Law of the State of New York) and are owned by the Company, free and clear of all liens, encumbrances, equities or claims.

(ix) Legal Proceedings. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiaries that might result in any material adverse change in the financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise.

(x) Ratings. The Senior Notes and the Senior Subordinated Notes are rated Aa3 and A1, respectively, by Moody’s Investors Service, Inc. and A+ and A, respectively, by Standard & Poor’s Ratings Services, or such other ratings as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

(b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of the Notes to the Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date referred to in Section 2(a) hereof subsequent thereto.

SECTION 3. Solicitations as Agent; Purchases as Principal.

(a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the applicable General Disclosure Package and the Prospectus. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

The Company agrees to pay the applicable Agent, acting in its capacity as Agent under the MTN Program, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as negotiated by the Company and such Agent prior to such sale. The Company agrees to pay the CoreNotes® Agent, acting in its capacity as CoreNotes® Agent under the CoreNotes® Program, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by the CoreNotes® Agent, as set forth in Schedule A hereto.

Each Agent may re-allow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes; provided, however, that such Agent shall obtain the prior written consent of the Company to any such reallowance.

(b) Purchases as Principal. Each sale of Notes to an Agent or Agents as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent or Agents shall otherwise agree) pursuant to a separate agreement that will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which may be an oral agreement promptly confirmed in writing as described below) between an Agent or Agents and the Company is herein referred to as a “Terms Agreement.” Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Company and an Agent or Agents. Each such Terms Agreement, whether oral (and promptly confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Annex I hereto and, if in writing, shall be substantially in the form of Annex I hereto. Such Terms Agreement shall also specify the requirements, if any, for the opinions of counsel, letters of the Company’s independent registered public accountants and officer’s certificate pursuant to Sections 7(b), 7(c) and 7(d) hereof. Each Agent’s commitment to purchase Notes as principal pursuant to any Terms Agreement (or otherwise) shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

Each purchase of Notes by the applicable Agents under the MTN Program, unless otherwise agreed in the applicable Terms Agreement, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. Each purchase of Notes by the CoreNotes® Agent under the CoreNotes® Program, unless otherwise agreed in the applicable Terms Agreement, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule B hereto. Each Agent is authorized to utilize a selling or dealer group in connection with the resale of the Notes purchased; provided, however, that such Agent shall obtain the prior written consent of the Company to such utilization.

(c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the relevant Notes shall be agreed upon by the Company and the applicable Agent and set forth in a Pricing Supplement to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in the Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the sale of the relevant Notes shall be agreed upon from time to time by the Agents and the Company (the “Procedures”). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4. Covenants of the Company. The Company covenants with the Agents as follows:

(a) Notice of Certain Events; Rule 424(b) Filings; Payment of Filing Fees. The Company will notify the Agents as soon as practicable of (i) the effectiveness of any amendment to the Registration Statement (excluding any document incorporated by reference therein) or the filing of any new registration statement relating to the Notes after the date hereof, (ii) the mailing or the delivery to the SEC for filing of any supplement to the Prospectus (other than any document incorporated by reference therein or any supplement thereto (x) providing solely for the determination of the variable terms of the Notes or (y) relating exclusively to an offering of securities other than the Notes), (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information with respect thereto, (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes, or (vii) any change in the rating assigned by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) of the 1933 Act Regulations) to any debt securities (including the Notes) of the Company, or the public announcement by any such nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any such debt securities, or the withdrawal by any such nationally recognized statistical rating organization of its rating of any such debt securities. The Company will effect all filings required under Rule 424(b) of the 1933 Act Regulations, in the manner and within the time period required by Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(b)(8) of the 1933 Act Regulations), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus (including, without limitation, any Pricing Supplement) transmitted for filing under Rule 424(b) of the 1933 Act Regulations was received for filing by the SEC and, in the event that it was not, it will promptly file such prospectus (including, without limitation, any Pricing Supplement). The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required SEC filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the 1933 Act Regulations either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b) of the 1933 Act Regulations).

(b) Filing or Use of Amendments and Exchange Act Documents; Final Term Sheets and Pricing Supplements. Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes purchased pursuant to a Terms Agreement), the Company will not file any registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus (other than an amendment or supplement (i) providing solely for a change in the interest rate of the Notes or (ii) relating exclusively to an offering of securities other than the Notes) unless the Company has delivered to the Agents a copy for review a reasonable amount of time prior to filing and will not file any such proposed amendment or supplement to which any of the Agents reasonably objects. The Company will give the Agent(s) notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the applicable Agent(s) notice of its intention to make any such filing from the Applicable Time to the related Settlement Date and will furnish such Agent(s) with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which such Agent(s) or counsel for such Agents shall object. For the purposes of clarity, nothing in this Section 4(b) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the 1934 Act or the 1934 Act Regulations. Unless otherwise notified by the applicable Agent(s), the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of an offering of a particular tranche of Notes under the MTN Program, in form and substance satisfactory to such Agent(s), and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two days following the date such final terms are established. Unless otherwise notified by the CoreNotes® Agent, the Company will prepare a Pricing Supplement reflecting the final terms of an offering of a particular tranche of Notes under the CoreNotes® Program, in form and substance reasonably satisfactory to the CoreNotes® Agent, and shall file such Pricing Supplement pursuant to Rule 424(b) prior to the first offering of such Notes by the CoreNotes® Agent. If the Company does not, or is otherwise unable to, prepare and file such Pricing Supplement as set forth in the preceding sentence, it shall promptly notify the CoreNotes® Agent and shall prepare a Final Term Sheet with respect to the offering of such Notes under the CoreNotes® Program if requested by the CoreNotes® Agent, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the first offering of such Notes by the CoreNotes® Agent.

(c) Copies of the Registration Statement, any Preliminary Prospectus and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) as the Agents may reasonably request. The Company will deliver to each Agent, without charge, as many copies of each preliminary prospectus as such Agent may reasonably request (it being understood that electronic delivery of any such preliminary prospectus will be sufficient for such Agent’s purposes unless otherwise agreed to by the Company), and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes. It is hereby acknowledged that the Company intends to rely on Rule 172 of the 1933 Act Regulations with respect to delivery of the Prospectus.

(d) Prospectus Revisions — Material Change. Except as otherwise provided in subsection (l) of this Section 4, if at any time during the term of this Agreement, any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend or supplement the Registration Statement (or to file a new registration statement) or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given by the Company, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agent and to cease sales of any Notes it may then own as principal, the Company will promptly prepare and file with the SEC such amendment or supplement, or new registration statement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements and the Company will use its reasonable commercial efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Notes) and the Company will furnish to the Agents, without charge, such number of copies of such amendment, supplement or new registration statement as the Agents may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus the Company becomes aware of an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Prospectus Revisions — Periodic Financial Information. Except as otherwise provided in subsection (l) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, and prior to the filing of the Forms 10-Q or 10-K with respect to such quarters or fiscal years, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to incorporate by reference capsule financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the 1933 Act or the 1933 Act Regulations; provided, however, that this covenant shall not obligate the Company to incorporate financial information or discussion other than that contained in its regular earnings press release with respect to such quarter or year.

(f) Prospectus Revisions — Audited Financial Information. Except as otherwise provided in subsection (l) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

(g) Earning Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earning statement of the Company and its subsidiaries (which need not be audited) in form complying with the provisions of Rule 158 of the 1933 Act Regulations, covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

(h) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(i) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with sales of the Notes, will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(j) Stand-Off Agreement. Unless otherwise agreed upon between one or more Agents acting as principal and the Company, with respect to any particular tranche of Notes, between the date of any Terms Agreement relating to such Notes and the related Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of such Agents, which consent shall not be unreasonably withheld, offer or sell in the United States, or enter into any agreement to sell in the United States, any debt securities of the Company (other than such Notes) that are substantially similar to such Notes except as may otherwise be provided in any such Terms Agreement.

(k) Annual Reports. The Company will furnish to the Agents, at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to the public generally.

(l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (d), (e) or (f) of this Section 4, or subsections (b), (c) and (d) of Section 7 hereof, during any period from the time (i) the Agents shall have suspended solicitation of offers for the purchase of Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased from the Company as principal, as the case may be, until the time the Company shall determine that solicitation of offers for the purchase of Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

(m) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Agent(s), and each Agent represents and agrees, severally and not jointly, that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed with the SEC; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 4(b), the Agents are authorized to use the information with respect to the final terms of the applicable Notes in communications conveying information relating to the applicable offering of Notes to investors. Any such free writing prospectus consented to by the Company and the Agent(s) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping. Any Permitted Free Writing Prospectus shall be considered to be an Issuer General Use Free Writing Prospectus unless otherwise agreed to by the Company and the Agent(s).

SECTION 5. Conditions of Obligations. The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through the Agents as agents, and any obligation of an Agent to purchase Notes pursuant to a Terms Agreement (or otherwise), will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a) Legal Opinions. On the date the program commences (the “Commencement Date”), the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

(1) Opinion of Company Counsel. The opinion of Maria J. Petti, Senior Counsel of the Bank, or other counsel satisfactory to the Agents, to the effect that:

(i) Each of the Company and the Bank has been duly incorporated and is an existing corporation or banking corporation, respectively, in good standing under the laws of the State of New York, and the Company has the corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus.

(ii) Each Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the 1939 Act and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii) The Notes have been duly authorized and established by the Company in conformity with the applicable Indenture, and when the terms of a particular Note and of its issuance and sale have been duly authorized and established by all necessary corporate action on the part of the Company in conformity with such Indenture and such Note has been duly prepared, executed, authenticated and issued in accordance with such Indenture and delivered against payment in accordance with this Agreement, such Note will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company on or prior to the date of such opinion under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Notes by the Company to or through the Agent, in accordance with this Agreement, have been obtained or made (except that such counsel need express no opinion with respect to state securities laws).

(v) This Agreement has been duly authorized, executed and delivered by the Company.

(vi) The execution and delivery by the Company of the Indentures did not, and of this Agreement do not, and the completion, execution and issuance of each particular Note in accordance with the applicable Indenture, the sale by the Company of such Note in accordance with this Agreement and the performance by the Company of its obligations under the Indentures, this Agreement and such Note will not, violate the Company’s Certificate of Incorporation or By-Laws, in each case as in effect at the date of such opinion, or violate any existing Federal law of the United States or law of the State of New York (except that such counsel need express no opinion with respect to federal or state securities laws, other antifraud laws, fraudulent transfer laws, the Employee Retirement Income Security Act of 1974 and laws that restrict transactions between U.S. persons and citizens of foreign countries or other jurisdictions and related laws, and insofar as performance by the Company of its obligations under such Indenture, this Agreement and the Notes is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights).

(vii) Each part of the Registration Statement, when such part became effective, and each of the MTN Prospectus and the CoreNotes® Prospectus as of its issue date (other than, in each case, the financial statements and other financial and statistical data therein, as to which such counsel need express no opinion), appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Notes, to the requirements of the 1933 Act, the 1939 Act and the applicable rules and regulations of the SEC thereunder; further, nothing which came to such counsel’s attention in the course of such counsel’s review (as described in such opinion) has caused such counsel to believe that, insofar as relevant to the offering of the Notes, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that each of the MTN Prospectus and the CoreNotes® Prospectus, as of its date or the date of such opinion (other than, in each case, the financial statements and other financial and statistical data therein, as to which such counsel need express no opinion), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company or the Bank that would be required to be disclosed in each of the MTN Prospectus and the CoreNotes® Prospectus and is not so disclosed, and does not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in each of the MTN Prospectus and the CoreNotes® Prospectus and are not so summarized. Such counsel may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or each of the MTN Prospectus and the CoreNotes® Prospectus except for those made under the captions “Description of Senior Debt Securities and Senior Subordinated Debt Securities”, “Description of Notes”, “Plan of Distribution”, “Description of Medium-Term Notes” and “Plan of Distribution of Medium-Term Notes” in each of the MTN Prospectus and the CoreNotes® Prospectus insofar as they relate to provisions of documents therein described and that such counsel does not express any opinion or belief as to the financial statements or other financial and statistical data contained in the Registration Statement or each of the MTN Prospectus and the CoreNotes® Prospectus or as to the Form T-1 of each Trustee.

In providing such opinion, such counsel may assume, in connection with the opinion set forth in paragraph 5(a)(1)(iii) above, that at the time of issuance, sale and delivery of each particular Note the authorization of the Notes will not have been modified or rescinded and, with respect to each Note, that such Note will conform to the form of Note examined by such counsel. Such counsel may also assume in connection with such opinion that at the time of the issuance, sale and delivery of each particular Note there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Note and that the issuance, sale and delivery of such Note, all of the terms of such Note and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or breach of any agreement or instrument then binding on the Company. Such counsel may state in rendering the opinion set forth in paragraph 5(a)(1)(iii) above that, as of the date of such opinion, a judgment for money in an action based on Notes denominated in foreign currencies or currency units in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Note is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Note denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Note would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Note is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

(2) Opinion of Counsel to the Agent. The opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Agents, with respect to such matters as the Agents may reasonably request.

(b) Officer’s Certificate. On the Commencement Date, the Agents shall have received a certificate of an officer of the Company satisfactory to the Agents, dated as of the date hereof, as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the date hereof and as to such other matters as the Agents may reasonably request, and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

(c) Comfort Letter. On the Commencement Date, the Agents shall have received a letter from the Company’s independent registered public accountants, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect set forth in Annex II.

(d) Other Documents and Opinions. At the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to your counsel.

(e) Conditions to Purchase. Prior to such solicitation or purchase, as the case may be, other than a purchase by an Agent pursuant to a Terms Agreement:

(i) there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the applicable Agents after consultation with the Company, is material and adverse and that makes it, in the judgment of the applicable Agents, impracticable to market the Notes or deliver Notes to the purchaser on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented; and

(ii) there shall not have occurred any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) of the 1933 Act Regulations), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);

except, in each case described in paragraph (i) or (ii) above, as disclosed to the Agents in writing by the Company prior to such solicitation or, in the case of a purchaser of Notes, as disclosed to the relevant purchaser before the offer to purchase such Notes was made.

The Company acknowledges that the Agents shall not have any duty or obligation to exercise the judgment described in paragraphs (i) and (ii) above on behalf of any purchaser of Notes other than the Agents.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agents, any applicable Terms Agreement) may be terminated by the Agents by notice to the Company at any time, and any such termination shall be without liability of any party to any other party, except that Sections 4(g), 8, 9, 10, 13, 14, 16 and 18 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Delivery of and Payment for Notes Sold through the Agents. Delivery of Notes sold through the Agents as agents shall be made by the Company to the Agents for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agents shall promptly notify the Company and deliver such Note to the Company, and, if an Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure shall have occurred for any reason other than default by such Agent to perform its obligations under this Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

SECTION 7. Additional Covenants of the Company. The Company covenants and agrees with the Agents that:

(a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to an Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to an Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

(b) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement, (ii) an amendment or supplement providing solely for a change in the interest rates of Notes or a change in the principal amount of Notes remaining to be sold or similar changes or (iii) an amendment or supplement relating exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference in the Prospectus (other than (x) any Current Report on Form 8-K relating exclusively to the issuance of securities other than the Notes or (y) unless reasonably requested by any Agent, any Current Report on Form 8-K filed by the Company under Items 5.02, 5.03, 5.04 or 5.05 thereof) or, if required pursuant to the terms of a Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment or the Settlement Date relating to such Terms Agreement, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof that was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time and to the General Disclosure Package if in connection with a sale of Notes pursuant to a Terms Agreement) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate and to the General Disclosure Package if in connection with a sale of Notes pursuant to a Terms Agreement; provided, however, that if the Agents have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company pursuant to Section 4(l) hereof, and the Agents shall not hold any Notes as principal, the Company shall not be obligated so to furnish the Agents with a certificate or certificates until such time as the Company shall determine that the solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.^

(c) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by (i) a Pricing Supplement, (ii) an amendment or supplement providing solely for a change in the interest rates of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes or (iii) an amendment or supplement that relates exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference in the Prospectus (other than (x) any Current Report on Form 8-K relating exclusively to the issuance of securities other than the Notes or (y) unless reasonably requested by any Agent, any Current Report on Form 8-K filed by the Company under Items 5.02, 5.03, 5.04 or 5.05 thereof) or, if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and counsel to the Agents a written opinion of Maria J. Petti, Esq., Senior Counsel to the Bank, or other counsel satisfactory to the Agents, dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, and such other opinions provided for in Section 5(a) hereof as the Agents may request, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and to the General Disclosure Package if in connection with a sale of Notes pursuant to a Terms Agreement, or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion, shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance and to the General Disclosure Package if in connection with a sale of Notes pursuant to a Terms Agreement); provided, however, that if the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company pursuant to Section 4(l) hereof, and the Agents shall not hold any Notes as principal, the Company shall not be obligated so to furnish the Agents with an opinion or opinions until such time as the Company shall determine that the solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

(d) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference in the Prospectus that contains additional financial information or, if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause the Company’s independent registered public accountants forthwith to furnish the Agents a letter, dated the date of filing of such amendment, supplement or document with the SEC, or the Settlement Date relating to such Terms Agreement, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Annex II hereto but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter and to the General Disclosure Package if in connection with a sale of Notes pursuant to a Terms Agreement, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of Annex II hereto with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, the Company’s independent public accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information; provided further, however, that if the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company pursuant to Section 4(l) hereof, and the Agents shall not hold any Notes as principal, the Company shall not be obligated so to furnish the Agents with a letter or letters until such time as the Company shall determine that the solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agents in which such letter or letters are required.

SECTION 8. Indemnity and Contribution. (a) The Company will indemnify and hold harmless the Agents against any losses, claims, damages or liabilities to which the Agents may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations, the Prospectus (or any amendment or supplement thereto) or any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agents for any legal or other expenses reasonably incurred, as incurred, by the Agents in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any other prospectus relating to the Notes, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein (it being agreed that such information only consists of the information set forth in Section 2(a)(iii) hereof).

(b) The Agents will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any other prospectus relating to the Notes, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein (it being agreed that such information only consists of the information set forth in Section 2(a)(iii) hereof); and will reimburse the Company for any legal or other expenses reasonably incurred, as incurred, by the Company in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party shall not relieve it from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and such indemnifying party was prejudiced in a material respect by such failure, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total commissions or discounts received by the Agents in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agents shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Notes purchased by or through it were sold exceeds the amount of any damages that the Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Agent within the meaning of the 1933 Act; and the obligations of the Agents, under this Section 8 shall be in addition to any liability that the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

SECTION 9. Payment of Expenses. The Company covenants and agrees with the Agents that, unless otherwise agreed, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto, the mailing and delivering of copies thereof to you and dealers; (ii) the fees, disbursements and expenses of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby; (iii) the cost of typing and reproducing this Agreement, any Terms Agreement, the Indentures, any blue sky memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iv) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 4(h) hereof, including the reasonable fees and disbursements of counsel for the Agents incurred from time to time in connection with the transactions contemplated hereby; (v) any fees charged by securities rating services for rating the Notes; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the Registration Statement or the terms of the sale of the Notes; (vii) the cost of preparing the Notes; (viii) the fees and expenses of the Trustees and any agent of the Trustees and the fees and disbursements of counsel for the Trustees in connection with the Indentures and the Notes; (ix) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Agent(s) caused by a breach of the representation contained in the third paragraph of Section 2(a)(iii) hereof; and (x) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 9 and Section 8 hereof, the Agents will pay all of its own costs and expenses, including transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

SECTION 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or any Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 11. Termination. (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason at any time, either by the Company as to any Agent or Agents or by any Agent or Agents as to itself or themselves, upon the giving of 30 days’ written notice of such termination to such Agent or Agents or the Company, as the case may be.

(b) Termination of a Terms Agreement. Each Agent may terminate any Terms Agreement as to itself only (or, in the case of a syndicated issue, as to the entire syndicate if the bookrunning lead managing Agent(s) so terminate), immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto: (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, the effect of which is in the judgment of the applicable Agent after consultation with the Company (or, in the case of a syndicated issue, the judgment of the bookrunning lead managing Agent(s)) so material and adverse as to make it impracticable or inadvisable to proceed with the delivery of the Notes to which such Terms Agreement relates on the terms and in the manner contemplated in the Prospectus or the General Disclosure Package and such Terms Agreement; or (ii) if subsequent to the date of such Terms Agreement there has occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (B) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a banking moratorium by the relevant authority in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (C) an outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or other calamity or crisis, or prospective change in financial, political or economic conditions in the United States or elsewhere having an adverse effect on the financial markets of the United States, the effect of which shall be such as to make it, in the judgment of the applicable Agent (or, in the case of a syndicated issue, the judgment of the bookrunning lead managing Agent(s)) after consultation with the Company (or, in the case of a syndicated issue, the judgment of the bookrunning lead managing Agent(s)), impracticable to market the Notes or enforce contracts for the sale of the Notes to which such Terms Agreement relates on the terms and in the manner contemplated in the Prospectus or the General Disclosure Package and such Terms Agreement; or (iii) if subsequent to the date of such Terms Agreement there has occurred any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act Regulations), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(c) General. In the event of any such termination with respect to an Agent, neither the Company nor such Agent will have any liability to the other, except that (i) such Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) such Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the

Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the provisions of Sections 4(g), 8, 9, 10, 13, 14, 16 and 18 hereof shall remain in effect.

SECTION 12. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

The Bank of New York Company, Inc.

One Wall Street

New York, New York 10286

Attention: Secretary

Facsimile: 212-635-1798

If to the Agents:

Banc of America Securities LLC

40 West 57th Street NY1-040-27-01

New York, New York 10019

Attention: High Grade Debt Capital Markets

       Transaction Management

Facsimile: 212-901-7881

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Attention: Fixed Income Syndicate

Facsimile: 212-412-7305

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Attention: Joel Schlesinger

Facsimile: 212-272-6227

BNY Capital Markets, Inc.

103 Eisenhower Parkway

Roseland, New Jersey 07068

Attention: Robert Gorham

Facsimile: 973-226-7618

and

BNY Capital Markets, Inc.

One Wall Street, 18th Floor

New York, New York 10286

Attention: Bennett Leichman

Facsimile: 212-635-8525

and

BNY Capital Markets, Inc.

One Wall Street, 18th Floor

New York, New York 10286

Attention: Carmine Urciuoli

Facsimile: 212-635-8525

Citigroup Global Markets Inc.

388 Greenwich Street – 34th Floor

New York, New York 10013

Attention: Transaction Execution Group

Facsimile: 646-291-5209

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Attention: Short and Medium Term Finance

Facsimile: 212-743-5825

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets

Facsimile: 212-797-2202

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Attention: Credit Department and Maurice Michaane

Facsimile: 212-363-7609 and 212-346-3594

HSBC Securities (USA) Inc.

452 Fifth Avenue, 3rd Floor

New York, New York 10018

Attention: Andrew S. Lazerus

Facsimile: 646-366-3338

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Attention: High Grade Syndicate Desk – 8th Floor

Facsimile: 212-834-6081

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York, 10019

Attention: Fixed Income Syndicate/Medium Term Note Desk

Facsimile: 212-526-0943

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, 15th Floor

New York, New York 10080

Attention: MTN Product Management

Facsimile: 212-449-2234

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Attention: Legal Department

Facsimile: 212-761-0783

UBS Securities LLC

677 Washington Blvd.

Stamford, Connecticut 06901

Attention: Fixed Income Syndicate

Facsimile: 203-719-0495

Wachovia Capital Markets, LLC

301 South College Street, NC0602

Charlotte, North Carolina 28288

Attention: High Grade Syndicate

Facsimile: 704-383-9165

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

SECTION 13. Governing Law. This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 14. Parties. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agents, or any of them, with respect to the subject matter hereof.

SECTION 17. Additional Agents. The Company may from time to time nominate any institution as a new Agent hereunder in respect of the MTN Program generally or in relation to a particular tranche of Notes only; in which event, upon confirmation by such institution of an agent accession letter on the terms satisfactory to such institution, such institution shall become a party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent hereunder; provided, further, that, in the case of an institution that has become an Agent in relation to a particular tranche of Notes, following the issue of such tranche of Notes, the relevant new Agent shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such tranche of Notes.

SECTION 18. No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and the Agents, on the other hand, (ii) in connection with the offerings contemplated hereby and the process leading to such transaction each Agent is and has been acting solely as a principal and is not the agent (except to the extent expressly set forth herein) or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offerings contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to any offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company fourteen counterparts hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

THE BANK OF NEW YORK COMPANY, INC.

By:	/s/ Bruce W. Van Saun
Name:	Bruce W. Van Saun
Title:	Vice Chairman and Chief Financial Officer

Accepted as of the date set forth above:

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

BEAR, STEARNS & CO. INC.

By:
Name:
Title:

BNY CAPITAL MARKETS, INC.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

GOLDMAN, SACHS & CO.

(Goldman, Sachs & Co.)

HSBC SECURITIES (USA) INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

LEHMAN BROTHERS INC.

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

WACHOVIA CAPITAL MARKETS, LLC

By:
Name:
Title:

Schedule I

Banc of America Securities LLC 40 West 57th Street New York, New York 10019	Barclays Capital Inc. 200 Park Avenue New York, New York 10166

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10176	BNY Capital Markets, Inc. One Wall Street New York, New York 10286

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, New York 10010

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	Goldman, Sachs & Co. 85 Broad Street New York, New York 10004

HSBC Securities (USA) Inc. 452 Fifth Avenue, 3rd Floor New York, New York 10018	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017

Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019	Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, New York 10080

Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036	UBS Securities LLC 677 Washington Blvd. Stamford, Connecticut 06901

Wachovia Capital Markets, LLC 301 South College Street, NC0602 Charlotte, North Carolina 28288

Schedule A

CORENOTES® PROGRAM

Term	Commission Rates
From Nine Months to less than 1.5 Years	0.125%
From 1.5 Years to less than 2 Years	0.200
From 2 Years to less than 3 Years	0.400
From 3 Years to less than 4 Years	0.625
From 4 Years to less than 5 Years	0.750
From 5 Years to less than 6 Years	1.000
From 6 Years to less than 7 Years	1.100
From 7 Years to less than 8 Years	1.200
From 8 Years to less than 9 Years	1.300
From 9 Years to less than 10 Years	1.400
From 10 Years to less than 11 Years	1.500
From 11 Years to less than 12 Years	1.600
From 12 Years to less than 15 Years	1.750
From 15 Years to less than 20 Years	2.000
20 Years or More	2.500

ANNEX I

THE BANK OF NEW YORK COMPANY, INC.

(A New York corporation)

Medium-Term Notes

TERMS AGREEMENT

                    , 200

The Bank of New York Company, Inc.

One Wall Street

New York, New York 10286

Re:	Distribution Agreement dated June 15, 2006

Pursuant to Section 3(b) of the above-referenced Distribution Agreement (the “Distribution Agreement”), and subject to the terms and conditions set forth in the Distribution Agreement and this Agreement, The Bank of New York Company, Inc., a New York corporation (the “Company”), agrees to issue and sell to each of the undersigned, for whom                      is acting as representative (the “Representative”), and each of the undersigned (collectively, the “Underwriters”) agrees, severally and not jointly, to purchase from the Company, the principal amount of the Company’s [Senior] [Senior Subordinated] Medium-Term Notes Series [G][H]/[H][I] (the “Notes”) set forth opposite the name of each Underwriter in Schedule I hereto with the terms indicated below. Capitalized terms used herein and not defined herein shall have the meaning set forth in the Distribution Agreement.

Total Aggregate Principal Amount of the Notes: $

Interest Rate (Fixed Rate or Floating Rate):

(If floating rate, indicate base rate, spread, other indicative terms)

Date of Maturity:

Price to Public:             % of the principal amount of the Notes

Purchase Price: $

Settlement Date and Time: 10:00 a.m., New York City time,                     , 200

Applicable Time:

Additional Terms:

(1) The Notes shall have the other terms set forth in the Pricing Supplement dated                     , 200     to the Prospectus Supplement dated                     , 200     and the Prospectus dated                     , 200    .

(2) Schedule II hereto contains certain provisions relating to a default by any of the Underwriters under this Agreement.

(3) The Company and the Underwriters agree that there shall be [no] [the following] exceptions to Section 4(j) of the Distribution Agreement.

(4) [The delivery of the certificate referred to in Section 7(b) of the Distribution Agreement, the opinion or opinions of counsel referred to in Section 7(c) of the Distribution Agreement, and the accountants’ letter referred to in Section 7(d) of the Distribution Agreement, in each case, addressed to each of the Underwriters, and in form and substance reasonably satisfactory to each of the Underwriters, shall be a condition to settlement under this Agreement. In addition to the matters set forth or referred to in Section 7(c) of the Distribution Agreement, such opinion or opinions of counsel to be delivered under such Section 7(c) shall also include an opinion substantially to the following effect: “Nothing has come to the attention of such counsel that gives such counsel reason to believe that the General Disclosure Package, as of the Applicable Time (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, as to which such counsel need not express any view), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.” ]

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing is in accordance with your understanding, please sign and return a counterpart hereof, whereupon this Agreement shall constitute a binding agreement between the Company and the Underwriters in accordance with its terms as of the date first above written.

[NAMES OF UNDERWRITERS]

By:	[NAME OF REPRESENTATIVE]

By:
Title:

By:
Title:

Accepted:

THE BANK OF NEW YORK COMPANY, INC.

By:
Title:

SCHEDULE I

Underwriter	Aggregate Principal Amount of Notes to be Purchased
$
Total	$

SCHEDULE II

(a) If any Underwriter shall default in its obligation to purchase the Notes that it has agreed to purchase under the Terms Agreement, the Representative (or the non-defaulting Underwriters if the Representative is a defaulting Underwriter) may in its or their discretion arrange for itself, themselves or another party or other parties to purchase such Notes on the terms contained in the Terms Agreement. If within thirty-six hours after such default by any Underwriter the Representative (or the non-defaulting Underwriters if the Representative is a defaulting Underwriter) do not arrange for the purchase of such Notes then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative (or the non-defaulting Underwriters if the Representative is a defaulting Underwriter) to purchase such Notes on such terms. In the event that, within the respective prescribed period, the Representative (or the non-defaulting Underwriters if the Representative is a defaulting Underwriter) notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the Representative (or the non-defaulting Underwriters if the Representative is a defaulting Underwriter) that it has so arranged for the purchase of such Notes, the Representative (or the non-defaulting Underwriters if the Representative is a defaulting Underwriter) or the Company shall have the right to postpone the Settlement Date and Time for such Notes for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus (in each case, as defined in the Distribution Agreement), as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative (or the non-defaulting Underwriters if the Representative is a defaulting Underwriter) may thereby be made necessary. The term “Underwriter” as used in the Terms Agreement shall include any person substituted under this Schedule II with like effect as if such person had originally been a party to the Terms Agreement with respect to such Notes.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representative (or the non-defaulting Underwriters if the Representative is a defaulting Underwriter) and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Notes to be purchased at the Settlement Date and Time, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase under the Terms Agreement relating to such Notes and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase under the Terms Agreement) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representative (or the non-defaulting Underwriters if the Representative is a defaulting Underwriter) and the Company as provided in subsection (a) above, the aggregate principal amount of Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Notes to be purchased at the Settlement Date and Time, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then the Terms Agreement relating to the Notes shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, subject to Section 11(c) of the Distribution Agreement; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

ANNEX II

Pursuant to Section 5(c) of the Distribution Agreement, the Company’s independent registered public accountants shall provide a comfort letter to the effect that:

(i) They are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act, as applicable, and the published rules and regulations thereunder; and they have made a review of the interim financial information of the Company and its subsidiaries for the periods specified in such letter in accordance with standards established by the American Institute of Certified Public Accountants;

(iii) On the basis of limited procedures, not constituting an audit, consisting of a limited review of the unaudited consolidated financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in SAS No. 100, Interim Financial Information (“SAS 100”) and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) the unaudited information with respect to the annual consolidated results of operations and financial position for fiscal years that was included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year does not agree with the corresponding amounts in the audited consolidated financial statements for such fiscal years that was included or incorporated by reference in the Company’s Annual Reports on Form 10-K for the last three fiscal years;

(B) the unaudited information with respect to the annual consolidated results of operations and financial position for such fiscal years that was included or incorporated by reference in the Prospectus does not agree with the corresponding amounts in the audited consolidated financial statements for such fiscal years that were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for the last three years;

(C) the unaudited consolidated financial statements included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and published rules and regulations thereunder or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D) any unaudited financial data included in the Prospectus as at any time, or for any period ending, after the end of the latest interim period covered by a Quarterly Report on Form 10-Q of the Company do not agree with the corresponding amounts in the unaudited consolidated financial statements from which such data are derived;

(E) the unaudited financial data included in the Prospectus do not agree with the corresponding amounts in the unaudited financial statements that were not included in the Prospectus but from which were derived such financial data;

(F) as of a specified date not more than five days prior to the date of such letter, there have not been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest audited financial statements included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated shareholders’ equity or allowance for loan losses, in each case as compared with amounts shown in the latest consolidated statement of condition included or incorporated by reference in the Prospectus except in each case for changes that the Prospectus discloses have occurred or may occur or that are described in such letter; and

(G) for the period from the date of the latest complete consolidated financial statements included or incorporated by reference in the Prospectus to the specified date referred to in (F) above there were any decreases in consolidated net interest income, net interest income after provision for loan losses, or the total or fully-diluted per share amounts of net income of the Company, in each case as compared with the comparable period of the preceding year, except in each case for decreases that the Prospectus discloses have occurred or may occur or that are described in such letter;

(iv) In addition to the examination referred to in their reports included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books inquiries and other procedures referred to in subparagraph (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by the Agent that are derived from the general accounting records of the Company and its subsidiaries and that appear in the Prospectus (excluding documents incorporated by reference), in exhibits to the Registration Statement specified by the Agent or in documents incorporated by reference in the Prospectus specified by the Agent, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

THE BANK OF NEW YORK COMPANY, INC.

ADMINISTRATIVE PROCEDURES

FOR MEDIUM-TERM NOTES

(Effective as of June 15, 2006)

Senior Medium-Term Notes Series G and Senior Medium-Term Notes Series H (collectively, the “Senior Notes”) and Senior Subordinated Medium-Term Notes Series H and Senior Subordinated Medium-Term Notes Series I (collectively, the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”), in each case due nine months or more from date of issue, are to be offered on a continuing basis by The Bank of New York Company, Inc. (the “Company”) directly to investors or through each institution named as an agent (each, an “Agent” and, collectively, the “Agents”) in the Distribution Agreement between the Company and the Agents dated June [15], 2006 (the “Distribution Agreement”). The Distribution Agreement provides both for the sale of Notes by the Company to the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the Agents) in which case the Agents will act as agents of the Company in soliciting Note purchases.

Unless otherwise agreed by the related Agent and the Company, Notes will be purchased by the related Agent as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent and the Company (which terms may be agreed upon either in writing or orally, with written confirmation prepared by the related Agent and mailed, or transmitted by facsimile to the Company). If agreed upon by the related Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will use its best efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role that such Agent will perform shall apply.

The Senior Notes will be issued pursuant to an Indenture dated as of July 18, 1991, as it may be supplemented from time to time (the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Senior Trustee”). The Senior Subordinated Notes will be issued pursuant to an Indenture dated as of October 1, 1993, as it may be supplemented from time to time (the “Senior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and J.P. Morgan Trust Company (successor by merger to Chase Manhattan Trust Company, National Association), as trustee (the “Senior Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”). The Bank of New York is the paying agent and the authenticating agent for the payment of interest on and principal of, and the authentication of, the Notes (in such capacities, the “Paying Agent” and the “Authenticating Agent,” respectively).

The Company has filed a Registration Statement with respect to the Notes with the SEC and has filed the MTN Prospectus, with respect to the offering of Notes under the MTN Program, and the CoreNotes® Prospectus, with respect to the offering of Notes under the

CoreNotes® Program, with the SEC, in each case, pursuant to Rule 424(b) of the 1933 Act Regulations. With respect to the offering of Notes under the MTN Program, the MTN Prospectus, and with respect to the offering of Notes under the CoreNotes® Program, the CoreNotes® Prospectus, in each case including all applicable amendments or supplements thereto and the pricing supplement relating to the offering of any applicable tranche of Notes under each Program (each, a “Pricing Supplement”), in the form first furnished to the applicable Agent(s) for use in connection with the offering of such Notes, are referred to herein as the “Prospectus”.

The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a “Book-Entry Note”) delivered to The Bank of New York as custodian for The Depository Trust Company (“DTC”) (in such capacity, the “Bank”), and recorded in the book-entry system maintained by DTC, or (b) in the event that the foregoing book-entry system is unavailable or the Company otherwise determines to cease maintaining Notes in such book-entry system, in certificated form (each, a “Certificated Note”) delivered to the investor or other purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus and in each Book-Entry Note.

General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form through DTC will be issued in accordance with the procedures set forth in Part II hereof, and Notes issued in certificated form, if any will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Distribution Agreement, the applicable Indenture or the Notes, as the case may be.

PART I: PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/ Authentication:	Each Note will be dated as of the date of authentication by the Authenticating Agent. Each Note shall also bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:	Each Note will mature on a date selected by the investor or other purchaser and agreed to by the Company that is not less than nine months from its Original Issue Date; provided, however, that Notes bearing interest at rates determined by reference to selected indices (“Floating Rate Notes”) will mature on an Interest Payment Date.

Denominations:	Unless otherwise provided in the applicable Notes, the Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Base Rates Applicable to Floating Rate Notes:	Unless otherwise indicated in the applicable Pricing Supplement, Floating Rate Notes (except for certain Original Issue Discount Notes) will bear interest at a rate or rates determined by reference to the Certificate of Deposit Rate (“CD Rate Notes”), the CMT Rate (the “CMT Rate Notes”), the Commercial Paper Rate (“Commercial Paper Rate Notes”), the Federal Funds Rate (“Federal Funds Rate Notes”), LIBOR (“LIBOR Notes”), Eleventh District Cost of Funds Rate (“Eleventh District Cost of Funds Rate Notes”), the Prime Rate (“Prime Rate Notes”), the Treasury Rate (“Treasury Rate Notes”) or the lowest or highest of two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Registration:	Unless otherwise indicated in the applicable Pricing Supplement, Notes will be issued in fully registered form.

Repayment/Redemption	The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on their respective Optional Repayment Dates, if any. Optional Repayment Dates, if any, will be fixed at the time of sale of a Note and set forth in the applicable Pricing Supplement and in such Note. If no Optional Repayment Dates are indicated in a Note, such Note will not be repayable at the option of the Holder prior to maturity.

The Notes will be subject to redemption by the Company on and after their respective Initial Redemption Dates, if any. Initial Redemption Dates, if any, will be fixed at the time of sale of a Note and set forth in the applicable Pricing Supplement and in such Note. If no Initial Redemption Dates are indicated in a Note, such Note will not be redeemable prior to maturity.

Calculation of Interest:	In the case of Fixed Rate Notes, interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months. In the case of Floating Rate Notes, interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360 with the exception of Treasury Rate Notes and CMT Rate Notes for which interest will be calculated on the basis of the actual number of days in the interest period divided by the actual number of days in the year. The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate or the lowest or highest of two or more specified Base Rates, in either case plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

Method of Offering:	Unless otherwise agreed by the applicable Agent and the company, all Notes purchased during a Weekly Offering (as defined below) shall be purchased by such Agent as principal. On the first Business Day of any week in which the Company is interested in offering and selling Notes through an Agent, the Company will advise such Agent of the interest rates and other terms on which it is willing to sell Notes of one or more maturities. During such week, such Agent will solicit offers to purchase the Notes upon the terms specified by the Company. Each offer conforming to the terms of the then applicable postings (as defined below) to purchase Notes received during such week, until 2:00 p.m. (New York City time) on the last Business Day of such week, as evidenced in an appropriate electronic recordation on such Agent’s computerized trade confirmation system (or similar trade recordation system maintained by or on behalf of the Agent) shall be deemed to be accepted by the Company when so evidenced, up to any applicable maximum principal amount of Notes specified by the Company for such week. Notwithstanding the foregoing, the Company may, at any time, suspend or terminate any such offering of Notes, or may, at any time, change the interest rate or other offered terms with respect to the Notes; provided, however, that no such suspension, termination or change will affect any offer to purchase Notes previously accepted or deemed to be accepted by the Company as aforesaid. Unless otherwise agreed by the Company and such Agent, on the last Business Day of such week such Agent shall purchase Notes, as principal, in an amount equal to the total of the offers so accepted or deemed accepted by the Company during such week. Each Offering of Notes as described in this paragraph is referred to as a “Weekly Offering.”

The Company may also accept offers to purchase notes otherwise than pursuant to a Weekly Offering (a “Negotiated Offering”).

Procedure for Postings:	The Company will periodically contact the Agents for recommended interest rates, coupons or spreads, maturities or other terms (collectively, “postings”) with respect to Notes being offered. When the Company has determined or changed its postings with respect to Notes being offered, it will promptly advise the Agents. At such times as the Company is not posting, the Agents will not solicit firm offers but may record “indications of interest” only.

Notification of Parties:	Immediately after acceptance of an offer pursuant to a Negotiated Offering, and by 4:00 p.m. (New York City time) on the last Business Day of a week in which offers pursuant to a Weekly Offering have been accepted, the Company’s Treasury Department shall advise, in writing, the applicable Trustee, of the terms of the Notes for which offers have been accepted (including the information set forth in Settlement Procedure “A”).

Acceptance and Rejection of Offers from Solicitation as Agents:	If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Company, orally or in writing, immediately after 2:00 p.m. (New York City time) on the last Business Day of the week of any Weekly Offering all offers to purchase Notes received by such Agent pursuant to such Weekly Offering and accepted or deemed to be accepted by the Company as provided in “Method of Offering,” above, and will also communicate to the Company any other reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. The applicable Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent’s agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of the Notes, in whole or in part (other than Notes accepted or deemed accepted by the Company as provided in “Method of Offering,” above), any such rejection shall not be deemed a breach of the Company’s agreement contained in the Distribution Agreement. Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by the Company, the Company, with the approval of the applicable Agent, will prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement relating to the Note with the Commission in accordance with Rule 424 under the 1933 Act Regulations. Information to be included in the Pricing Supplement shall include:

	1.	the name of the Company;

	2.	the title of the securities (which shall indicate that the securities are either Senior Notes or Senior Subordinated Notes);

	3.	the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

	4.	the name of the Agent;

	5.	whether such Notes are being sold to the Agent as principal or to an investor or other purchaser through the Agent acting as agent for the Company;

	6.	with respect to Notes sold to the Agent as principal, whether such Notes will be resold by the Agent to investors and other purchasers (i) at 100% of their principal amount or at a fixed public offering price, (ii) some other specified percentage of their principal amount or (iii) at varying prices related to prevailing market prices at the time of resale to be determined by the Agent;

7.	with respect to Notes sold to an investor or other purchaser through the Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) at some other specified percentage of their principal amount;

8.	the Agent’s commission or underwriting discount;

9.	net proceeds (if determined) to the Company;

10.	the Principal Amount (if determined), Original Issue Date, Maturity Date, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, and Optional Repayment Date or Dates, if any, Optional Repayment Price, if any, and, in the case of Fixed Rate Notes, the Interest Rate, the Interest Payment Date or Dates and, in the case of Floating Rate Notes, whether it is a Regular Floating Rate Note, Floating Rate/Fixed Rate Note or Inverse Floating Rate Note, the Base Rate or Rates, the Index Maturity (if applicable), the Initial Interest Rate, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Interest Payment Date or Dates, the Initial Interest Reset Date, the Interest Reset Period, the Interest Reset Month, if any, the Interest Payment Month, if any, the Interest Payment Period, the Fixed Interest Rate, if any, the Fixed Rate Commencement Date, if any, the Spread and/or Spread Multiplier, if any, LIBOR Currency, if any, the Designated LIBOR Page, if any, the Designated CMT Telerate Page, if any, the Alternate Rate Event Spread, if any, and any other applicable terms;

11.	the information with respect to the terms of the Notes set forth below (whether or not the applicable Note is a Book-Entry Note or a Certificated Note) under “Procedures for Notes Issued in Book-Entry Form through DTC – Settlement Procedures,” items, 2, 3, 6, 7, 8 and 9; and

12.	any other provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus or the Pricing Supplement.

The Company shall use its reasonable commercial efforts to deliver such Pricing Supplement (i) with respect to the MTN Program (for delivery by 11:00 a.m. New York City time on the second Business Day following the date of the Company’s acceptance of the offer for the purchase of Notes) to the applicable Agent(s), the applicable Trustee and the Paying Agent and Authenticating Agent and (ii) with respect to the CoreNotes® Program (for electronic delivery on the day of filing of such Pricing Supplement with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations) to the CoreNotes® Agent, the applicable Trustee and the Paying Agent and Authenticating Agent, to the following applicable address: if to the Agents, to: Merrill Lynch Production Technologies, 4 Corporate Place, Piscataway, New Jersey 08854, Attention: Prospectus Operations/Diane Walker, telephone: (732) 878-6536, telecopier: (732) 878-6481/6547, email: mtnsuppl@na2.us.ml.com and such address (and other contact information) for the other Agents as set forth in Section 12 of the Distribution Agreement; if to the Senior Trustee (in the case of Notes that are Senior Notes): Deutsche Bank Trust Company Americas, 60 Wall Street - 27th floor, Mailstop NYC-60-2710, New York, New York 10006, Attention: Yana Kalachikova, Administrator, Telephone No.: 212-250-7910, Facsimile: 797-8614, email: yana.alachikova@db.com and if to the Senior Subordinated Trustee (in the case of Notes that are Senior Subordinated Notes): J.P. Morgan Trust Company, N.A., 301 Grant Street, Suite 1100, One Oxford Centre, Pittsburgh, Pennsylvania 15219, Attention: Elaine D. Renn, Vice President, Telephone No.: 412-291-2036, Facsimile: 412-456-5567, email: elaine.d.renn@chase.com; and if to the Paying Agent or the Authenticating Agent, The Bank of New York, Corporate Trust Administration, 101 Barclay Street, New York, New York 10286, Attention: Remo Reale, Telephone No.: 212-815-5092, Facsimile: 212-815-5915.

Unless not required by the 1933 Act Regulations, the applicable Agent will cause the Pricing Supplement to be affixed to the Prospectus and delivered to the purchaser of the Note with the trade confirmation. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:	The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute “settlement.” Offers accepted by the Company will be settled in three Business Days, or at a time as the purchaser, the applicable Agent and the Company shall agree pursuant to the timetable for settlement set forth in Parts II and III hereof under “Settlement Procedures” with respect to Book-Entry

Notes through DTC and Certificated Notes, respectively (each such date fixed for settlement, a “Settlement Date”). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable “Settlement Procedures Timetable,” such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

The foregoing settlement procedures may be modified, with respect to any purchase of Notes by an Agent as principal, if so agreed by the Company and an Agent.

Procedure for Changing Rates or Other Variable Terms:	When a decision has been reached to change the interest rate or any other variable term on any Notes being offered for sale by the Company, the Company will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes on such terms; provided, however, that no such change will affect any offer to purchase Notes previously accepted or deemed to be accepted by the Company as set forth under “Method of Offering,” above. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only “indications of interest” may be recorded. Immediately after acceptance by the Company of an offer to purchase at a new interest rate or new variable term, the Company, the applicable Agent, the Bank and the Authenticating Agent shall follow the procedures set forth under the applicable “Settlement Procedures.”

Suspension of Solicitation; Amendment or Supplement:	The Company may instruct the Agents to suspend solicitation of purchases at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. However, no such suspension will affect any offer to purchase Notes previously accepted or deemed to be accepted by the Company. See the description of suspension or termination set forth under “Method of Offering,” above. The Company will give the Agents, the applicable Trustee and the Authenticating Agent notice of (i) its intention to file any amendment to the Registration Statement or any amendment or supplement (other than a Pricing Supplement) to the Prospectus pursuant to the 1933 Act or (ii) the initial press release relating to earnings results for any fiscal period or to significant corporate developments during any period during which solicitations of offers to purchase Notes has not been suspended. One copy of any such document will be delivered or mailed to the Agents at the address (and other contact information) for the Agents as set forth in Section 12 of the Distribution Agreement.

In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to change interest rates or other variable terms) there shall be any offers to purchase Notes that have been accepted by the Company that have not been settled, the Company will promptly advise the Agents, the applicable Trustee and the Authenticating Agent whether such offers may be settled and whether copies of the Prospectus as theretofore amended or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus and Applicable Pricing Supplement:	Unless not required by the 1933 Act Regulations, the applicable Agent will cause a copy of the most recent Prospectus, including the appropriate Pricing Supplement, to accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or (b) the delivery of Notes to an investor or other purchaser or its agent.

Business Day:	“Business Day” means (i) any day, other than a Saturday, Sunday, legal holiday or other day on which banks in the city of New York are authorized or required by law, regulation or executive order to close or (ii) in the case where the Interest Rate Basis is LIBOR, a Business Day or any day on which dealings in deposits in the LIBOR Currency (as defined below) are transacted in the London interbank market (a “London Banking Day”). “LIBOR Currency” means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If such currency is not specified in the applicable Pricing Supplement, the LIBOR Currency shall be the U.S. dollar.

Duties of Trustees, Bank, Paying Agent and Authenticating Agent:	The Trustees, the Bank, the Paying Agent and the Authenticating Agent each undertake to perform such duties and only such duties as are specifically set forth in these Administrative Procedures and in the Indenture, as may each thereof from time to time be amended or be supplemented, and no implied covenants or obligations shall be read into these Administrative Procedures against the Trustees, the Bank, the Paying Agent or the Authenticating Agent.

Interest:	General. Interest on each Note issued will accrue from the Interest Accrual Date (as defined below) with respect to such Note. Each payment of interest on a Note will include interest accrued through the day preceding, as the case may be, the Interest Payment Date, the Maturity Date, Redemption Date or Repayment Date (each Maturity Date, Redemption Date or Repayment Date is referred to herein as a “Maturity”).

Regular Record Dates. Unless otherwise specified in the applicable Note, the Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Note shall be the calendar day fifteen days preceding each Interest Payment Date whether or not such day is a Business Day. Unless otherwise specified in the applicable Note, the Regular Record Date with respect to any Interest Payment Date for any Floating Rate Note shall be the fifteenth calendar day, whether or not such day is a Business Day, prior to such Interest Payment Date.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

Fixed Rate Notes. The interest payments on Fixed Rate Notes will be made on the days during the term of such Notes specified in the applicable Note and at Maturity. If the Interest Payment Date with respect to any Fixed Rate Note falls on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

Floating Rate Notes. Unless otherwise specified in the applicable Note, the Interest Payment Date for a Floating Rate Note will be, in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of January, April, July and October of each year; in the case of Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, on the third Wednesday of the one month of each year specified in the applicable Pricing Supplement; and, in each case, on the Maturity Date. If an Interest Payment Date (other than on the Maturity Date) with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day. If the Maturity Date of any Floating Rate Note falls on a day that is not a Business Day, the payment of interest, principal or premium (if any) due on such day shall be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date and no interest shall accrue on such payment for the period from and after such Maturity Date.

PART II: PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM THROUGH DTC

In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Bank will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Bank to DTC, with respect to each Program, dated June [15], 2006 as may be supplemented from time to time, and a Medium Term Note Certificate Agreement between the Bank and DTC, dated April 14, 1989, (the “Certificate Agreement”), and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:

All Fixed Rate Notes issued in book-entry from through DTC having the same Original Issue Date, interest rate, priority of payment, terms of redemption or repayment, if any, and Maturity Date (collectively, the “Fixed Rate Terms”) will be represented initially by a single global security in fully registered form without coupons; all Floating Rate Notes issued in book-entry form through DTC having the same Original Issue Date, priority of payment, interest rate basis or bases upon which interest may be determined (each, an “Interest Rate Basis”), which may be one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Treasury Rate, LIBOR, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, the Prime Rate, any other rate set forth by the Company, Initial Interest Rate, Initial Interest Reset Date, Interest Reset Period, Interest Reset Month, if any, Interest Payment Dates, Interest Payment Month, if any, Interest Payment Period, Fixed Interest Rate, if any, Fixed Rate Commencement Date, if any, Index Maturity, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, Designated LIBOR Page, if any, Designated CMT Telerate Page, if any, LIBOR Currency, if any, terms of redemption or repayment, if any, terms of redemption or repayment, if any, and Maturity Date (collectively, “Floating Rate Terms”) will be represented initially by a single Book-Entry Note.

Each Book-Entry Note will be dated and issued as of the date of its authentication by the Authenticating Agent. Each Book-Entry Note will bear interest from a date (the “Interest Accrual Date”) that will be (a) with respect to an original Book-Entry Note (or any portion thereof), its Original Issue Date and (b) with respect to any Book-Entry Note (or portion thereof) issued subsequently upon exchange or transfer of a Book-Entry Note or in lieu of a destroyed, lost or stolen

Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent any Certificated Note.

Identification:	The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s (the “CUSIP Service Bureau”) for the reservation of approximately 900 CUSIP numbers for each Program that have been reserved for future assignment to Book-Entry Notes representing Notes issued in book-entry form and have delivered to the Company, the Authenticating Agent and DTC an initial written list of such CUSIP numbers. The Authenticating Agent will assign CUSIP numbers to Book-Entry Notes. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Authenticating Agent has assigned to Book-Entry Notes. The Authenticating Agent will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional numbers, the Company will deliver a list of such additional numbers to the Authenticating Agent and DTC. Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 and otherwise required to be represented by the same Global Certificate will instead be represented by two or more Global Certificates that shall be assigned the same CUSIP number.

Registration:	Each Book-Entry Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Security Registrar under the Indenture. The beneficial owner of a Note issued in book-entry form in the United States (i.e., an owner of a beneficial interest in a Book-Entry Note), or one or more indirect participants in DTC designated by such owner, will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers in the United States of beneficial interests in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of transferor and transferees of beneficial interests in such Book-Entry Note.

Exchanges:	The Bank may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes outstanding on the date of such notice that represent Book-Entry Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be, other than Original Issue Dates, and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new CUSIP number to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its Participants (including the Bank) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Bank will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Bank will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Book-Entry Notes any an additional Book-Entry Note will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (See “Denominations” below).

Denominations:	Unless otherwise specified in the applicable Note, all Notes issued in book-entry form will be denominated in U.S. dollars. Book-Entry Notes denominated in U.S. dollars will be denominated in principal amounts not in excess of $500,000,000.

Payments of Principal and Interest:	Payments of Interest Only. Promptly after each Regular Record Date, the Bank will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note issued under the Indenture on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Paying Agent, and the Paying Agent in turn will pay to DTC such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under “Manner of Payment.”

Notice of Interest Rates. Promptly after each Interest Determination Date for Floating Rate Notes issued in book-entry form, the Company will notify Standard & Poor’s of the interest rates determined on such Interest Determination Date.

Payments at Maturity. On or about the first Business Day of each month, the Paying Agent and Authenticating Agent will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note issued having a Maturity Date in the following month. The Paying Agent, the Company and DTC will confirm the amounts of such principal, premium and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity Date of such Book-Entry Note. At such Maturity Date, the Company will pay to the Paying Agent, and the Paying Agent in turn will pay to DTC the principal amount of such Note, together with such premium and interest, at the times and in the manner set forth below under “Manner of Payment.” Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity Date of such Book-Entry Note, the Authenticating Agent will cancel and destroy such Book-Entry Note and deliver to the Company a certificate of destruction therefor.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Paying Agent in funds available for use by such Paying Agent as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the Paying Agent to withdraw funds from an account maintained by the Company at the Paying Agent. The Company will confirm such instructions in writing to the Paying Agent. Prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest and premium, if any) due on a Book-Entry Note on such date. Thereafter on such payment date, DTC will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note purchased by an Agent, as principal, or sold by an Agent, as agent of the Company, will be as follows:

	A.	The applicable Agent will advise the Company by telephone of the following Settlement information:

		1.	Taxpayer identification number of the purchaser.

		2.	Principal amount of the Note.

		3.	Fixed Rate Notes:

(a) interest rate.

Floating Rate Notes:

	(a)	base rate or rates;

	(b)	initial interest rate;

	(c)	spread or spread multiplier, if any;

	(d)	initial interest reset date;

	(e)	interest reset period;

	(f)	interest payment dates;

	(g)	interest reset month, if any;

	(h)	interest payment month, if any;

	(i)	interest payment period;

	(j)	fixed interest rate, if any;

	(k)	fixed rate commencement date, if any;

	(1)	index maturity;

	(m)	maximum interest rate, if any;

	(n)	minimum interest rate, if any;

	(o)	LIBOR currency, if any;

	(p)	the designated LIBOR page, if any;

	(q)	the designated CMT telerate page, if any; and

	(r)	any other applicable terms.

4.	Price to public, if any, of the Note.

5.	Trade date.

6.	Settlement Date (Original Issue Date) (the third Business Day after closing).

7.	Maturity Date.

8.	Whether the Notes are Senior Notes or Senior Subordinated Notes.

9.	Redemption provisions, if any:

	(a)	Initial Redemption Date

	(b)	Initial Redemption Percentage

	(c)	Annual Redemption Percentage Reduction.

10.	Optional Repayment Date(s) and Optional Repayment Price, if any.

11.	Net proceeds to the Company.

12.	The Agent’s discount or commission, as the case may be.

	13.	Whether such Notes are being sold to the Agent as principal or to an investor or other purchaser through the offering Agent acting as agent for the Company.

	14.	Whether such Note is being issued with Original Issue Discount (“OID”), and the terms thereof.

	15.	Such other information specified with respect to the Notes (whether by Addendum or otherwise).

B.	The Company will advise the applicable Trustee and the Authenticating Agent by telecopy or other method acceptable to the applicable Trustee and the Authenticating Agent of the above settlement information received with respect to each Note from the applicable Agent.

C.	The Authenticating Agent will assign a CUSIP number to the Book-Entry Note and will telephone and advise the Company of such number. The Bank will communicate to DTC through DTC’s Participating Terminal System and to the applicable Agent by telephone or telecopy, a pending deposit message specifying the following settlement information:

	1.	The information set forth in Settlement Procedure A.

	2.	Identification numbers of the participant accounts maintained by DTC on behalf of the Bank and the applicable Agent.

	3.	Identification as a Fixed Rate Book-Entry Note or Floating Rate Book-Entry Note.

	4.	The initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes that reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Bank).

	5.	CUSIP number of the Book-Entry Note representing such Note.

	6.	Whether such Book-Entry Note represents any other Notes issued or to be issued in book-entry form.

D.	The Company will deliver to the Authenticating Agent a Book-Entry Note representing such Note in a form that has been approved by the Company, the applicable Agent, the applicable Trustee and the Authenticating Agent.

E.	The Authenticating Agent, pursuant to a Company Order then in effect, will complete and authenticate the Book-Entry Note representing such Note.

F.	DTC will credit such Book-Entry Note to the participant account of the Bank maintained by DTC.

G.	The Bank will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Bank’s participant account and credit such Book-Entry Note to the participant account of the Agent maintained by DTC and (ii) to debit the settlement account of the applicable Agent and credit the settlement account of the Bank maintained by DTC, in an amount equal to the price of such Book-
Entry Note less Agent’s discount or

underwriting commission, as applicable. Any entry of such a delivery order shall be deemed to constitute a representation and warranty by the Bank to DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and (ii) the Bank is holding such Book-Entry Note pursuant to the Certificate agreement between the Bank and DTC.

H.	In the case of Notes sold through an Agent, as agent, such Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to such Agent’s participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent maintained by DTC, in an amount equal to the initial public offering price of such Book-Entry Note.

I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.	The Bank will credit to an account of the Company maintained at the Bank funds available for immediate use in the amount transferred to the Bank in accordance with Settlement Procedure G.

K.	The Authenticating Agent will, upon request, send a copy of the Book-Entry Note by first class mail to the Company and the applicable Trustee together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Authenticating Agent but which have not been settled.

L.	If the Note was sold through an Agent, as agent, such Agent will confirm the purchase of such Book-Entry Note to the investor or other purchase either by transmitting to the Participant with respect to such Note a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures Timetable:	For offers to purchase Notes accepted by the Company, Settlement Procedures “A”
through “L” set forth above shall be completed as soon as possible but not later than the respective time’s (New York City time) set forth below:

Settlement Procedure	Time
A	11:00 a.m. on the trade date or within one hour following the trade
B	12:00 noon on the trade date or within one hour following the trade
C	2:00 p.m. on the trade date or within one hour following the trade
D	3:00 p.m. on the Business Day immediately preceding Settlement Date
E	9:00 a.m. on Settlement Date
F	10:00 a.m. on Settlement Date
G-H	No later than 2:00 p.m. on Settlement Date
I	4:00 p.m. on Settlement Date
J-L	5:00 p.m. on Settlement Date

Settlement Procedure I is subject to extension in accordance with any extension of
Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If the settlement of a Book-Entry Note is rescheduled or canceled, the Company shall notify the Bank thereof and the Bank will deliver to DTC, through DTC’s Participant
Terminal System, a cancellation message to such effect by no later than 2:00 p.m.,
New York City time, on the Business Day immediately preceding the scheduled
Settlement Date.

Failure to Settle:	If the Bank has not entered an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure G, then upon written request (which may be evidenced by facsimile transmission) of the Company, the Bank shall deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Bank maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry

Note, the Bank will mark such Book-Entry Note “canceled,” make appropriate entries in its records and send such canceled Book-Entry Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Bank will exchange such Book-Entry Note for two Book-Entry Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

In the case of any Note sold through an Agent, as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, such Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing Settlement Procedures G and H, respectively. Thereafter, the Bank will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by an Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Authenticating Agent will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

PART III: PROCEDURES FOR NOTES ISSUED IN CERTIFICATED FORM

Denominations:	The Certificated Notes will be issued in minimum denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof, unless otherwise provided in the applicable Pricing Supplement.

Interest:	Each Certificated Note will bear interest in accordance with its terms. Interest will begin to accrue on the Original Issue Date of a Certificated Note for the first Interest Payment Period and on the most recent Interest Payment Date to which interest has been paid for all subsequent Interest Payment Periods. Each payment of interest shall include interest accrued to, but excluding, the date of such payment. Interest payments in respect of Fixed Rate Notes will be made on the Interest Payment Date thereof, which will be the days during the term of the Notes specified in the applicable Pricing Supplement. However, the first payment of interest on any Certificated Note issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date. The Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Note shall be the calendar day fifteen days preceding each Interest Payment Date whether or not such day is a Business Day. Interest at Maturity will be payable to the person to whom the principal is payable.

Payment of Principal and Interest:

Upon presentment and delivery of the Certificated Note, the Paying Agent will pay the principal amount of each Certificated Note at Maturity and the final installment of interest in immediately available funds. All interest payments on a Certificated Note, other than interest due at Maturity, will be made by check drawn on the Paying Agent and mailed by the Paying Agent to the person entitled thereto as provided in the Certificated Note, or at the request of a holder, by wire transfer of immediately available funds to a bank located in the United States.

Certificated Notes presented to the Paying Agent at Maturity for payment will be canceled by the Authenticating Agent. All canceled Certificated Notes held by the Authenticating Agent shall be destroyed, and the Authenticating Agent shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

A. The applicable Agent will advise the Company by telephone of the following Settlement information with regard to each Certificated Note:

1.      Exact name in which the Certificated Note is to be registered (the “Registered Owner”).

2.      Exact address or addresses of the Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

3.      Taxpayer identification number of the Registered Owner.

4.      Principal amount of the Certificated Note.

5.      Denomination of the Certificated Note.

6.      Fixed Rate Notes:

(a)    interest rate.

Floating Rate Notes:

(a)    base rate or rates;

(b)    initial interest rate;

(c)    spread or spread multiplier, if any;

(d)    initial interest reset date;

(e)    interest reset period;

(f)     interest payment dates;

(g)    interest reset month, if any;

(h)    interest payment month, if any;

(i)     interest payment period;

(j)     fixed interest rate, if any;

(k)    fixed rate commencement date, if any;

(1)    index maturity;

(m)   maximum interest rate, if any;

(n)    minimum interest rate, if any;

(o)    LIBOR currency, if any;

(p)    the designated LIBOR page, if any;

(q)    the designated CMT telerate page, if any; and

(r)     any other applicable terms.

7. Price to public of the Certificated Note (or whether the Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the applicable Agent).

8.      Settlement Date (Original Issue Date).

9.      Maturity Date.

10.    Whether the Notes are Senior Notes or Senior Subordinated Notes.

11.    Redemption provisions, if any:

a)      Initial Redemption Date

b)      Initial Redemption Percentage

c)      Annual Redemption Percentage Reduction

12.    Optional Repayment Date(s) and Optional Repayment Price, if any.

13.    Net proceeds to the Company.

14.    The Agent’s underwriting discount or commission, as the case may be.

15.    Whether such Note is being sold to the Agent as principal or to an investor or other purchaser through the agent acting as agent for the Company.

16.    Whether such Note is being issued with Original Issue Discount (“OID”) and the terms thereof.

17.    Such other information specified with respect to the Notes (whether by Addendum or otherwise).

B.     The Company shall provide to the applicable Trustee and the Authenticating Agent by telecopy or other method acceptable to the applicable Trustee and the Authenticating Agent the above Settlement information with respect to each Certificated Note received from the applicable Agent. The Company also shall cause the Authenticating Agent, pursuant to a Company Order then in effect, to issue, authenticate and deliver Certificated Notes in accordance with the Settlement Procedures Timetable set forth below. The Company also shall provide to the applicable Trustee, the Authenticating Agent, and the applicable Agent a copy of the applicable Pricing Settlement.

C.     The Authenticating Agent will authenticate the Certificated Notes and complete the preprinted 5-ply Note packet containing the following documents in forms approved by the Company, the applicable Agent, the applicable Trustee, and the Authenticating Agent:

1.      Certificated Note with the applicable Agent’s confirmation, if traded on a principal basis, or the applicable Agent’s customer confirmation, if traded on an agency basis.

2.      Stub 1 – for the Authenticating Agent.

3.      Stub 2 – for the Agent.

4.      Stub 3 – for the Company.

5.      Stub 4 – for the applicable Trustee.

D.     With respect to each trade, the Authenticating Agent will deliver the Certificated Notes and Stub 2 thereof to the applicable Agent at the applicable address set forth in Section 12 of the Distribution Agreement.

The Authenticating Agent will keep Stub 1. The applicable Agent will acknowledge receipt of the Certificated Note through a broker’s receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the applicable Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

E.     In the case of Notes sold through an Agent, as agent, such Agent will deliver the Certificated Note, as well as a copy of the Prospectus and any applicable Pricing Supplement or Supplements received from the Authenticating Agent (unless such Prospectus and any applicable Pricing Supplements have previously been delivered or were not required to be delivered pursuant to the 1933 Act Regulations) to the purchaser against payment in immediately available funds.

F. The Authenticating Agent will send Stub 3 to the Company and Stub 4 to the applicable Trustee.

Settlement Procedures Timetable:	For offers to purchase Certificated Notes accepted by the Company, Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times set forth below:

	Settlement Procedure	Time
	A	11:00 AM on the trade date or within one hour following the trade
	B	12:00 noon on the trade date or within one hour following the trade
	C-D	2:15 PM on Settlement Date
	E	3:00 PM on Settlement Date
	F	5:00 PM on Settlement Date

Failure to Settle:

In the case of Notes sold through an Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for a Certificated Note on the date fixed for settlement, such Agent will forthwith notify the Authenticating Agent and the Company by telephone, confirmed in writing, and return the Certificated Note to the Authenticating Agent.

The Authenticating Agent, upon receipt of the Certificated Note from the applicable Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of such Agent in an amount of immediately available funds equal to the amount previously paid by such Agent in settlement for the Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received such advice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Authenticating Agent will cancel and destroy the Certificated Note, make appropriate entries in its records to reflect the fact that the Certificated Note was never issued, and accordingly notify in writing the Company and the applicable Trustee.

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